SUBSIDIARIES OF PRAXAIR, INC.

Praxair, Inc. and Subsidiaries
EXHIBIT 21.01

Place of
Incorporation

3R Associati S.p.A.	Italy

640733 British Columbia Ltd.	British Columbia

A. I. C. E. Reti S.c.a.r.l.	Italy

A.S.P. S.r.l.	Italy

Accent Cay Holdings Inc.	British Virgin Islands

Agas Servizi S.r.l.	Italy

American Home Oxygen and Hospital Equipment, Inc.	Florida

AMKO Service Company	Ohio

Andaluza de Gases S.A.	Spain

Antwerpse Chemische Bedrijven (LCB) N. V.	Belgium

Argim Ltd.	Israel

Arroweld Italia S.p.A.	Italy

Asian Surface Technologies, Pte., Ltd.	Singapore

Asistencia Tecnologica Medioambiental, S.A.	Spain

Asistir Ltda.	Colombia

AST Services, LLC	Delaware

Augusta Company Limited	Thailand

Bakeware Coatings, Inc.	Maryland

Banca Agricola Mantovana	Italy

Beijing Praxair Huashi Carbon Dioxide Co., Ltd.	China

Beijing Praxair, Inc.	China

Bieffe Saldatura S.r.l.	Italy

Calizas Elycar, S.L.	Spain

Carbitalia S.p.A.	Italy

Carbonorte S.L.	Spain

Carburo del Cinca, S.A.	Spain

Caring Medical Supply Corp.	Pennsylvania

Carolina Home Care, Inc.	South Carolina

Casa di cura Villa Erbosa S.p.A.	Italy

CBI Investments, Inc.	Delaware

Centro Innovazione Lecco	Italy

Chanceller Servicos de Lavanderia Industrial Ltda.	Brazil

Chemgas S.r.l.	Italy

Clean Air, Inc.	Delaware

Cliffside Helium, L.L.C.	Delaware

Cliffside Refiners, L.P.	Delaware

Clifford F. Schultze & Co.	Illinois

Coatec Gesellschaft f¨¹r Oberflächenveredelung mbH & Co. KG	Germany

Compressions Gas Tecnic S.r.l.	Italy

Coan Service S.r.l.	Italy

Consorcio Gemini	Brazil

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of
Incorporation

Consorgas S.r.l.	Italy

Consorzio Tuscia Energia	Italy

Constructors Lix da Cuna S.A.	Brazil

Consultora Rynuter S. A.	Uruguay

Craig Home Care, Inc.	Texas

Cryo Teruel S.A.	Spain

Cylmaint N.V.	Belgium

D'Angelo S.p.A.	Italy

Dayvault's Home Medical, Inc.	North Carolina

Distribuciones Praxair Latinoamerica, S.C.A.	Venezuela

Distribuidora Mexicana de Criog¨¦nicos, S.A. de C.V.	Mexico

Disuplin Porto Re D.o.o.	Croatia

Doctors Choice Home Medical Equipment of Largo, Inc.	Florida

Domolife S.r.l.	Italy

Dryce Italia S.r.l.	Italy

ESA S.r.l.	Italy

Eubask, S. L.	Spain

FAS S.r.l.	Italy

Ferrygas, S.A.	Spain

Flarco S.r.l.	Italy

Fred E. McGilberry & Associates, Inc.	Texas

Gas Lucchetta S.r.l.	Italy

Gas Tecnici Foligno S.r.l.	Italy

Gascarbo SAIC	Argentina

Gases de Ensenada S.A.	Argentina

Gases Tachira S.A.	Venezuela

Gases Valles del Tuy S.A.	Venezuela

General Gas S.r.l. Current	Italy

Globos Properties S.a.r.l.	Luxembourg

GNL Gemini Comercializacao e Logistica de Gas Ltda.	Brazil

Grenslandgas G.m.b.H.	Germany

Grupo Praxair, S. de R.L. de C.V.	Mexico

HCS Holdings, Inc.	Delaware

Helium Centre Pte. Ltd.	Singapore

Hielo Seco Srl.	Bolivia

Home Care Medical, Inc.	Florida

Home Care Supply, Inc.	Delaware

Home Care Supply, L.L.C.	Texas

Home Hospital Services, Inc.	Texas

I.T.A. S.r.l.	Italy

Iberica del Carbonico S.A. (Ibercasa)	Spain

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of
Incorporation

IGAT - Industria Gas Tecnici S.p.A.	Italy

Indugas N.V.	Belgium

Industria Paraguaya de Gases S.A.	Paraguay

Industrias Reunidas de Plastico e Mineracao S. A.	Brazil

Ingemedical Ltda.	Colombia

Innovative Membrane Systems, Inc.	Delaware

Integrar Comercio e Servicos Industriais Ltda.	Brazil

International Compressor Technologies S.A.S.	France

International Cryogenic Equipment Corporation	Delaware

Istragas Gas Tecnici e Petroliferi D.o.o.	Slovenia

Italargon S.r.l.	Italy

Jalopy Shoppe, Inc.	Texas

Jamaica Oxygen & Acetylene Limited	Jamaica

Jindal Praxair Oxygen Company Private Limited	India

Julio Pastafiglia & Cia. S.A.	Argentina

Karbogaz Karbondioksit ve Kurubuz Sanayi A.S.	Turkey

Karbonik A.S.	Turkey

Kelvin Finance Company Limited	Ireland

Korea Liquid Carbonic Co., Ltd.	Korea

Kosmoid Finance	Ireland

Kosmoid Finance (UK) Limited	United Kingdom

Kunshan Praxair Co., Ltd.	China

L. Clausen & Cia. Srl	Argentina

Lida S.A.S.	France

Liquid Carbonic Corporation	Delaware

Liquid Carbonic del Paraguay S.A.	Paraguay

Liquid Carbonic LNG International, Inc.	Delaware

Liquid Carbonic of Oklahoma, Inc.	Oklahoma

Liquid Ltda.	Brazil

Liquido Carbonico Colombiana S.A.	Colombia

Liquido Carbonico Pucallpa S.A.	Peru

M-R Medical, Inc.	Texas

Magaldi Gas Tecnici S.r.l.	Italy

Magaldi Life S.r.l.	Italy

Malaysian Industrial Gas Company Sdn. Bhd.	Malaysia

Maxima Air Separation Center Limited	Israel

Maxima Medical Ltd.	Israel

McGaughey-Cresswell-Mann, Inc.	Texas

Medi-Rents Business Trust	Massachusetts

Medi-Rents of Maine, Inc.	Massachusetts

Medi-Rents, Inc.	Massachusetts

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of
Incorporation

Medical Center Pharmacy of Boston, Inc.	Massachusetts

Medical Gases S. R. L	Argentina

Medigas Italia S.r.l.	Italy

MetFabCity Inc.	Delaware

Montkemija D.D.	Croatia

Neotex Solucoes Ambientais Ltda.	Brazil

Newbridge Surgical Supplies, Inc.	New York

Nitraco N.V.	Belgium

Nitrogen Services, Inc.	Delaware

Nitropet, S.A. de C.V.	Mexico

Novigas - Consorzio con Attivita Esterna	Italy

Nuova Illafor S.r.l.	Italy

Nupharm, Inc.	Texas

O2 Investments, Inc.	Texas

O3 Investments, Inc.	Virginia

Old Danford S.A.	Uruguay

Oriol S.r.l.	Italy

Orobie Energia S.c.r.l.	Italy

Oxigeno del Norte S.A.	Spain

Oxigenos Camatagua, C. A.	Venezuela

Oxigenos de Colombia Ltda.	Colombia

Oxigenos del Valle de Mexico, S.A. de C.V.	Mexico

Oximesa S.L.	Spain

Oxinorte Operaciones S.A.	Spain

Oxirent Argentina S. A.	Argentina

Oxygene Industriel Girardin, Inc.	Canada

Oxysaar Huttensauerstoff GmbH	Germany

P.T. Maharani Praxair Cilegon (MPC)	Indonesia

Panservice S.r.l.	Italy

Pittsburg Production, LLC	Delaware

Praxair & M. I. Services France S.a. r. l.	France

Praxair & M.I. Services, S.r.l.	Italy

Praxair (Beijing) Semiconductor Gases Co., Ltd.	China

Praxair (China) Investment Co., Ltd.	China

Praxair (Guangzhou) Industrial Gases Co., Ltd.	China

Praxair (Huizhou) Industrial Gases Limited	China

Praxair (Nanjing) Carbon Dioxide Co., Ltd.	China

Praxair (Shanghai) Co., Ltd.	China

Praxair (Shanghai) Semiconductor Gases Co., Ltd.	China

Praxair (Shanghai) Trading Co., Ltd.	China

Praxair (Thailand) Company Limited	Thailand

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of
Incorporation

Praxair (Wuhan), Inc.	China

Praxair (Yueyang) Co., Ltd.	China

Praxair Alberta Ltd.	Alberta

Praxair Alberta Partnership	Alberta

Praxair Argentina S.R.L.	Argentina

Praxair Asia, Inc.	Delaware

Praxair Australia Pty Limited	Australia

Praxair B.V.	Netherlands

Praxair Bolivia Ltda.	Bolivia

Praxair Canada Inc.	Canada

Praxair Carbondioxide Private Limited	India

Praxair Chemax Semiconductor Materials Co. Ltd.	Taiwan

Praxair Chile Ltda.	Chile

Praxair CMP Products, Inc.	New Hampshire

Praxair Costa Rica, S.A.	Costa Rica

Praxair Deer Park Cogen, Inc.	Delaware

Praxair Deutschland GmbH & Co. KG	Germany

Praxair Distribuciones, S.C.A.	Venezuela

Praxair Distribution Southeast, LLC	Delaware

Praxair Distribution, Inc.	Delaware

Praxair do Brasil Ltda.	Brazil

Praxair e Companhia - Com¨¦rcio e Serviços	Portugal

Praxair E-Services Private Limited	India

Praxair Employees Association of Danbury, Inc.	Connecticut

Praxair Energy Resources, Inc.	Delaware

Praxair Energy Services, Inc.	Delaware

Praxair España, S.L.	Spain

Praxair Euroholding, S. L.	Spain

Praxair Free Trade Zone Costa Rica, Ltd.	Costa Rica

Praxair Gases Alberta Ltd.	Alberta

Praxair GmbH	Germany

Praxair Healthcare Services of Indiana, LLC	Delaware

Praxair Healthcare Services, Inc.	Delaware

Praxair Holding Company	Nova Scotia

Praxair Holding Latinoamerica, S.L.	Spain

Praxair Holding N.V.	Belgium

Praxair Holdings International, Inc.	Delaware

Praxair Hungary Kft	Hungary

Praxair Hydrogen Supply, Inc.	Delaware

Praxair Iberica, S.A.	Spain

Praxair India Private Limited	India

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of
Incorporation

Praxair Industriegase GmbH & Co. KG	Germany

Praxair Industriegase Verwaltungs GmbH	Germany

Praxair International Finance	Ireland

Praxair Investments B.V.	Netherlands

Praxair K.K.	Japan

Praxair Korea Company, Limited	Korea

Praxair Latin America Holdings LLC	Delaware

Praxair Luxembourg Finance S.a.r.l.	Luxembourg

Praxair Management Services, Inc.	Delaware

Praxair Maritime Company	Nova Scotia

Praxair Mexico, S. de R.L. de C.V.	Mexico

Praxair MRC S.A.S.	France

Praxair N.V.	Belgium

Praxair Pacific Ltd.	Mauritius

Praxair Paraguay S.R.L.	Paraguay

Praxair Partnership	Delaware

Praxair PC Partnership - Association Praxair PC	Canada

Praxair Peru S.R.L.	Peru

Praxair Philippines, Inc.	Philippines

Praxair PHP S.A.S.	France

Praxair Plainfield, Inc.	Delaware

Praxair Polska Sp. z o.o.	Poland

Praxair Portugal Gases S.A.	Portugal

Praxair Produccion España, S.L.	Spain

Praxair Production N.V.	Belgium

Praxair Puerto Rico B. V.	Netherlands

Praxair Puerto Rico LLC	Delaware

Praxair Qingdao Co., Ltd.	China

Praxair S.A.S.	France

Praxair S.r.l.	Italy

Praxair S.T. Technology, Inc.	Delaware

Praxair Sante SAS	France

Praxair Services (UK) Limited	United Kingdom

Praxair Services Canada Inc.	Ontario

Praxair Services GmbH & Co. KG	Germany

Praxair Services, Inc.	Texas

Praxair Shanghai Meishan Inc.	China

Praxair Shaogang (Guangdong) Co., Ltd.	China

Praxair Shaogang Co., Ltd.	China

Praxair Sixon (Anhui) Industrial Gases Co., Ltd.	China

Praxair Soldadura S.L.	Spain

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of
Incorporation

Praxair Sudamerica S.L.	Spain

Praxair Surface Holdings SARL	France

Praxair Surface Technologies (Europe) S.A.	Switzerland

Praxair Surface Technologies Co., Ltd.	Korea

Praxair Surface Technologies do Brasil Ltda.	Brazil

Praxair Surface Technologies España, S.A.	Spain

Praxair Surface Technologies G.m.b.H.	Germany

Praxair Surface Technologies K.K.	Japan

Praxair Surface Technologies Limited	United Kingdom

Praxair Surface Technologies Mexico, S.A. de C.V.	Mexico

Praxair Surface Technologies Pte. Ltd.	Singapore

Praxair Surface Technologies S.A.S.	France

Praxair Surface Technologies S.r.L.	Italy

Praxair Surface Technologies, Inc.	Delaware

Praxair Taiwan Co., Ltd.	Taiwan

Praxair Technology Solutions, Inc.	Delaware

Praxair Technology, Inc.	Delaware

Praxair Trailigaz Ozone Company	Ohio

Praxair UK Limited	United Kingdom

Praxair Uruguay Ltda.	Uruguay

Praxair Venezuela Sociedade en Comandita por Acciones	Venezuela

Praxair-Ozone, Inc.	Delaware

Praxair.com GmbH	Switzerland

Premetal S.r.l.	Italy

Prerreducidos Vizcaya AIE.	Spain

Production Praxair Canada Inc.	Canada

Productos Especiales Quimicos, S.A. de C.V.	Mexico

Provincial Welding Supplies Inc.	Canada

Pyronics S.A.	Belgio

Quality Health Systems, Inc.	New York

Quimica Basica, S.A.	Spain

R. S. B. S.c.r.l.	Italy

Rapidox Gases Industriais Ltda.	Brazil

Ravenna Servizi Industriali S.C.p.A.	Italy

RBG Comercio de Metais Ltda.	Brazil

Rettifiche F.C.F. S.r.l.	Italy

Rhee (Beheer) B.V.	Netherlands

Rivoira S.p.A.	Italy

S. E. B. S.c.r.l.	Italy

S.B.S. Bakeware Technologies S.L.	Spain

Sauerstoff und Stickstoffrohrleitungs	Germany

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of
Incorporation

Seoul Cold Air Products Co., Ltd.	Korea

SGX Services Inc.	Ontario

Shanghai Chemical Industry Park Industrial Gases Co., Ltd.	China

Shanghai Praxair Baosteel, Inc.	China

Shanghai Praxair-Yidian Inc.	China

SIA Austria GmbH	Austria

SIAD Bulgaria ood	Bulgaria

SIAD Czech spol. s r.o.	Czech Republic

SIAD Healthcare S.p.A.	Italy

SIAD Hungary KFT	Hungary

SIAD Macchine Impianti S.p.A.	Italy

SIAD Romania s.r.l.	Rumania

SIAD Servizi S.r.l.	Italy

SIAD Slovakia spol. s r.o.	Slovakia

Sinopal Pte. Ltd.	Singapore

Smeding B. V.	Netherlands

Sociedade Portuguesa de Oxigenio Ltda.	Portugal

Societa Azionaria Miniere Anidride Carbonica S.A.M.A.C. S.p.A.	Italy

Societa Italiana Acetilene e Derivati S.p.A.	Italy

Soudobeam S. A.	Belgium

Stabiagas ASA S.r.l.	Italy

Summania S.r.l.	Italy

Suncoast Medical Oxygen, Inc.	Florida

Sure/Arc Welding Supply (1977) Ltd.	Canada

Suzuki Tecnologia e Sistemas de Lavanderia Ltda.	Brazil

TAFA Incorporated	Delaware

Tecno Project Industriale S.r.l.	Italy

Tenaris S.p.A.	Italy

Thai Carbonic Company, Ltd.	Thailand

The Infusion Network of Louisiana, Inc.	Louisiana

Tianjin Praxair, Inc.	China

Topaz Consultora S.A.	Uruguay

Tradewinds Insurance Limited	Bermuda

Treffers Precision, Inc.	Arizona

Tri-Parish Rental, Inc.	Louisiana

Vinyard Engine Systems, Inc.	Nevada

Waldron and Kern, Inc.	Texas

Welco-CGI Gas Technologies, LLC	Delaware

Weld Consult S. A.	Belgium

Wescott Enterprises, Inc.	South Carolina

Westair Cryogenics Company	Delaware

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of
Incorporation

Westair Cryogenics Holding Company	Delaware

Westair Gas and Equipment, L.P.	Texas

White Martins de Camacari S.A.	Bahia

White Martins e Companhia - Comércio e Serviços	Portugal

White Martins e White Martins Comércio e Serviços	Portugal

White Martins Gases Industriais do Nordeste S.A.	Brazil

White Martins Gases Industriais do Norte S.A.	Brazil

White Martins Gases Industriais Ltda.	Brazil

White Martins Investimentos Ltda.	Brazil

White Martins Participacoes Ltda.	Brazil

WMTM Equipamentos de Gases Ltda.	Brazil

Yenisan Yenileme Sanayl A.S.	Turkey